Exhibit 10.2B

AMENDMENT NO. 5 TO LEASE

This Amendment No. 5 to Lease (this “Amendment No. 5 to Lease”), dated as of September 23, 2009, is made between THE CONNELL COMPANY, a New Jersey corporation (“Landlord”), and GENTA INCORPORATED, a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into the Lease dated as of June 28, 2000, which was amended by Amendment No. 1 to Lease dated as of June 19, 2002, Amendment No. 2 to Lease dated as of February 25, 2003, the letter agreement dated April 15, 2008, Amendment No. 3 to Lease and Partial Termination Agreement dated as of May 27, 2008, and Amendment No. 4 to Lease dated as of January 22, 2009 (as amended, the “Lease”; capitalized terms used herein and not otherwise defined having the meaning assigned thereto in the Lease) pursuant to which Tenant is leasing the Demised Premises in the Building from Landlord;

WHEREAS, Tenant has not exercised its Renewal Option under Section 4.01 of the Lease;

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease for an additional six (6) months until August 31, 2010, subject to the terms hereof; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the foregoing;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Lease.

1.1. Section 1.03 of the Lease is amended by deleting the following words appearing in the last paragraph of such Section 1.03:

Notwithstanding any of the foregoing provisions of this Section 1.03, for the period from (and including) June 1, 2008 up to (and including) February 28, 2010, “Base Rent” shall equal $56,063.33 per month, which equals the sum of the following amounts:

and inserting their place the following:

Notwithstanding any of the foregoing provisions of this Section 1.03, for the period from (and including) June 1, 2008 up to (and including) August 31, 2010, “Base Rent” shall equal $56,063.33 per month, which equals the sum of the following amounts:

1.2 Section 1.04(b) of the Lease is amended by (i) deleting the words “$29,678.91 on October 1, 2009” on the first line (carrying over to the second line) of such Section 1.04(b), and inserting in their place the words “$12,859.91 on October 1, 2009” and (ii) deleting the words “at the time Tenant makes the applicable $29,678.91 payment” on the ninth line (carrying over to the tenth line) of such Section 1.04(b), and inserting in their place the words “at the time Tenant makes the applicable $12,859.91 or $29,678.91 payment”.

1.3 Section 2.01(k) of the Lease is amended by deleting the words “February 28, 2010” each time such words appear in such Section 2.01 (k), and inserting in their place each time the words “August 31, 2010”.

SECTION 2. BROKER

Landlord and Tenant each represents that there was no broker other than Studley Inc. (the “Expansion Broker”) responsible for bringing about or negotiating this Amendment (including the extension of the Term of Lease as described herein). Each of Landlord and Tenant agrees to defend, indemnify, and hold the other harmless against any claims for brokerage commission or compensation with regard to the extension of the Term of Lease as described herein by any other broker claiming or alleging to have acted on behalf of or to have dealt with such party. The parties acknowledge that the Expansion Broker has waived its brokerage commission with respect to the extension of the Term of Lease described herein, and Landlord shall not have any responsibility to pay the Expansion Broker any brokerage commission or other compensation with respect to the extension of the Term of Lease as described herein.

SECTION 3. MISCELLANEOUS.

This Amendment No. 5 to Lease shall be governed by and construed in accordance with the laws of the State of New Jersey (without regard to the conflict of rules thereof). Any and all notices, requests, certificates and other documents executed and delivered concurrently with or after the delivery of this Amendment No. 5 to Lease may refer to the Lease without making specific reference to this Amendment No. 5 to Lease, but nevertheless all such references shall be deemed to include this Amendment No. 5 to Lease unless the context shall otherwise require. The Lease shall remain in full force and effect in accordance with its terms as modified and amended by this Amendment No. 5 to Lease, and is in all respects ratified, confirmed and approved by the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to Lease to be duly executed as of the day and year first above written.

THE CONNELL COMPANY	WITNESS:

By: /s/ Duane Connell Name: Duane Connell	/s/ Richard Bartok Richard Bartok
Title: Executive Vice President

GENTA INCORPORATED	WITNESS:
By: /s/ W. Lloyd Sanders Name: W. Lloyd Sanders	/s/ Gary Siegel Gary Siegel
Title: SVP & Chief Operating Officer

STATE OF NEW JERSEY	) ) SS.: )
COUNTY OF UNION

On this 28 day of September, 2009, before me personally appeared W. Lloyd Sanders to me known, who, being by me duly sworn, did depose and say that (s)he is the Chief Operating Officer of GENTA INCORPORATED., the corporation described in and which executed the foregoing Amendment No. 5 to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.

IN WITNESS WHEREOF, 1 hereunto set my hand and official seal.

/s/ Janet Pignio
Notary Public
COMMISSION EXPIRES: 11/3/2012

(Notarial Seal)

STATE OF NEW JERSEY	) ) SS.: )
COUNTY OF UNION

On this 1st day of October, 2009, before me personally appeared  Duane Connell to me known, who, being by me duly sworn, did depose and say that (s)he is the EXEC. VP of THE CONNELL COMPANY, the corporation described in and which executed the foregoing Amendment No. 5 to Lease; that (s)he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by authorization of the board of directors of said corporation, and that (s)he signed his name thereto by like authorization.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Christopher O. Jegede
Notary Public
(Notarial Seal)	CHRISTOPHER O. JEGEDE NOTARY PUBLIC OF NEW JERSEY REGISTERED IN UNION COUNTY MY COMMISSION EXPIRES JUNE 19, 2013